                 FAMILY DOLLAR STORES, INC. STATEMENT RE COMPUTATIONS OF PER SHARE EARNINGS

AS PRESENTED                                                        FY 1997                           FY 1996
                                                          PRIMARY     FULLY DILUTED           PRIMARY     FULLY DILUTED
AVERAGE SHARES OUTSTANDING FOR THE YEAR ENDED             85,593,710     85,593,710          85,220,346     85,220,346

NET INCOME                                               $74,676,737    $74,676,737         $60,587,746    $60,587,746

EARNINGS PER SHARE:
 NET INCOME                                                    $0.87        $0.87               $.071          $.071

PRO FORMA DILUTION IMPACT OF COMMON STOCK EQUIVALENTS

ADDITIONAL WEIGHTED AVERAGE SHARES FROM ASSUMED EXERCISE
  AT THE BEGINNING OF THE YEAR OF DILUTIVE STOCK
  OPTIONS                                                  1,615,741      1,677,179             607,466      1,180,191

WEIGHTED AVERAGE SHARES ASSUMED REPURCHASED FROM
  ASSUMED PROCEEDS OF EXERCISES USING TREASURY STOCK
  METHOD (AVERAGE MARKET PRICE FOR PRIMARY AND, IF
  GREATER, ENDING MARKET PRICE FOR FULLY DILUTED)         (1,350,475)   (1,190,373)            (523,289)    (1,066,539)

NET PRO FORMA COMMON STOCK EQUIVALENT INCREMENTAL SHARES     265,266       486,806               84,177        113,652

PERCENTAGE DILUTION FROM PRO FORMA COMMON
  STOCK EQUIVALENT INCREMENTAL SHARES                          0.31%         0.57%                0.10%          0.13%

TOTAL COMMON STOCK AND COMMON STOCK EQUIVALENTS           85,858,976    86,080,516           85,304,523     85,333,998

NET INCOME                                               $74,676,737   $74,676,737          $60,587,746    $60,587,746

PRO FORMA EARNINGS PER SHARE (INCLUDING DILUTIVE
  COMMON STOCK EQUIVALENTS):
  NET INCOME                                                   $0.87         $0.87                $0.71          $0.71




                                                        FY 1995
                                                 PRIMARY  FULLY DILUTED

                                               85,027,292     85,027,292

                                              $58,109,525    $58,109,525


                                                    $0.69          $0.69





                                                  623,495      1,309,527




                                                 (534,266)    (1,100,292)

                                                   89,229        209,235


                                                    0.10%          0.25%

                                               85,116,521     85,236,527

                                              $58,109,525    $58,109,525



                                                    $0.69          $0.69